Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2013 RESULTS

IRVINE, CALIFORNIA, November 12, 2013 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance and hybrid memory solutions for the cloud computing and storage markets, today reported financial results for the third quarter ended September 28, 2013.

Revenues for the three months ended September 28, 2013, were $4.3 million, compared to revenues of $6.4 million for the third quarter ended September 29, 2012.  Gross profit for the three months ended September 28, 2013, was $0.4 million, or 9.2 percent of revenues, compared to a gross profit of $0.4 million, or 6.1 percent of revenues, for the three months ended September 29, 2012.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss after adding back net interest expense, benefit of income taxes, depreciation, amortization, stock-based compensation and net other income was ($2.0) million for the three month period ended September 28, 2013, compared to an adjusted EBITDA loss of ($3.7) million for the prior year period.

Net loss for the three months ended September 28, 2013, was ($3.1) million, or ($0.10) loss per share, compared to a net loss in the prior year period of ($4.8) million, or ($0.17) loss per share.  These results include stock-based compensation expense of $442,000 for the third quarter of 2013, compared to $515,000 for the third quarter of 2012.

“During the third quarter, we continued to make progress in rolling out our industry-leading products to the high performance server market,” said C.K. Hong, Chief Executive Officer of Netlist.  “Our 32GB HyperCloud® memory modules recently became available for purchase on the world’s best-selling server, HP’s ProLiant DL380p Gen8.  In addition, our 16GB and 32GB HyperCloud® memory modules were selected as the default memory option on IBM System x3650 M4 Virtualization Solutions. Finally, we expanded our Hybrid DIMM (DRAM to Flash) and Hypercloud® patent portfolios with two key issued patents during the quarter which continues to validate our technology leadership position for the storage and the high performance server markets for DDR3 and DDR4.”

Revenues for the nine months ended September 28, 2013, were $15.3 million, compared to revenues of $30.9 million for the nine months ended September 29, 2012.  Gross profit for the nine months ended September 28, 2013, was $1.2 million, or 7.9 percent of revenues, compared to a gross profit of $8.6 million, or 27.7 percent of revenues, for the nine months ended September 29, 2012.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss after adding back net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net non-operating expense (income) was a loss of ($6.2) million for the nine month period ended September 28, 2013, compared to an adjusted EBITDA loss of ($6.6) million for the prior year period.

Net loss for the nine months ended September 28, 2013, was ($9.2) million, or ($0.30) loss per share, compared to a net loss in the prior year period of ($9.9) million, or ($0.36) loss per share.  These results include stock-based compensation expense of $1.2 million and $1.5 million for the nine month periods ended September 28, 2013 and September 29, 2012, respectively.

As of September 28, 2013, cash and cash equivalents and restricted cash were $8.0 million, total assets were $17.2 million, working capital was $10.7 million, total debt, net of debt discounts, was $4.9 million, and stockholders’ equity was $8.0 million.

Conference Call Information

As previously announced, Netlist is conducting a conference call today to be broadcast live over the Internet at 5:00 pm Eastern Time to discuss and to review the financial results for the third quarter ended September 28, 2013.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA, may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, share-based compensation and non-operating net income and expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include HyperCloud®, a patented memory technology that breaks traditional memory barriers, NVvault™ and EXPRESSvault™ family of products that significantly accelerate system performance and provide mission critical fault tolerance, and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and heat dissipation are key requirements for system memory. These customers include OEMs that design and build tower, rack-mounted, and blade servers, high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the anticipated decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 29, 2013, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	(unaudited)	(audited)
	September 28,	December 29,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$7,029	$7,755
Restricted cash	1,000	—
Investments in marketable securities	—	415
Accounts receivable, net	2,110	3,434
Inventories	4,269	7,380
Prepaid expenses and other current assets	493	723
Total current assets	14,901	19,707

Property and equipment, net	1,449	2,560
Debt issuance costs	731	—
Other assets	124	130
Total assets	$17,205	$22,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,410	$3,367
Accrued payroll and related liabilities	767	784
Accrued expenses and other current liabilities	525	497
Accrued engineering charges	500	450
Current portion of long term debt	5	3,493
Total current liabilities	4,207	8,591
Long term debt, net of current portion and debt discount of $1,133	4,867	—
Other liabilities	103	94
Total liabilities	9,177	8,685

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value - 90,000 shares authorized; 31,574 (2013) and 30,348 (2012) shares issued and outstanding	31	30
Additional paid-in capital	103,892	100,403
Accumulated deficit	(95,895)	(86,721)
Total stockholders’ equity	8,028	13,712
Total liabilities and stockholders’ equity	$17,205	$22,397

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

Net sales	$4,289	$6,391	$15,318	$30,910
Cost of sales(1)	3,896	6,003	14,112	22,348
Gross profit	393	388	1,206	8,562
Operating expenses:
Research and development(1)	1,641	2,615	4,941	10,227
Selling, general and administrative(1)	1,554	2,497	4,880	7,977
Total operating expenses	3,195	5,112	9,821	18,204
Operating loss	(2,802)	(4,724)	(8,615)	(9,642)
Other income (expense):
Interest expense, net	(324)	(98)	(542)	(248)
Other income, net	(8)	4	(8)	12
Total other expense, net	(332)	(94)	(550)	(236)
Loss before provision for income taxes	(3,134)	(4,818)	(9,165)	(9,878)
Provision for income taxes	7	4	9	5
Net loss	$(3,141)	$(4,822)	$(9,174)	$(9,883)
Net loss per common share:
Basic and diluted	$(0.10)	$(0.17)	$(0.30)	$(0.36)

Weighted-average common shares outstanding:
Basic and diluted	31,268	28,199	30,599	27,680

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$13	$28	$37	$105
Research and development	162	193	440	538
Selling, general and administrative	266	294	768	877

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

GAAP net loss	$(3,141)	$(4,822)	$(9,174)	$(9,883)

Interest expense, net	324	98	542	248
Provision for income taxes	6	4	9	5
Depreciation and amortization	353	471	1,166	1,541
EBITDA loss	(2,458)	(4,249)	(7,457)	(8,089)

Stock-based compensation	442	515	1,245	1,520
Other expense (income), net	7	(4)	8	(12)

Adjusted EBITDA loss	$(2,009)	$(3,738)	$(6,204)	$(6,581)